Contact:
Leann Pinguelo - Investor Relations
Bullion River Gold Corp.

1-800-540-BLRV (2578)
(775) 324-4881
(775) 843-6190 - Cell

leann@bullionriver.com
www.bullionriver.com

HIGH-GRADE INTERSECTIONS WITH VISIBLE GOLD CONTINUE AT BULLION RIVER GOLD'S FRENCH GULCH MINE

Reno, NV: April 18, 2005 - - Bullion River Gold Corp. (OTCBB: BLRV): Bullion River Gold is pleased to announce additional strong assay results from its underground core drilling program at its French Gulch mine near Redding, California. To date, 30 core holes have been completed for approximately 15,000 feet, with assays received for the first 21 holes (Table 1). New results reported here are for holes 16 through 21 and include 0.184 opt Au over 14.4 feet containing 1.611 opt Au over 1.4 feet in RBU-21, 0.805 opt Au over 2.3 feet in RBU-18,and 0.385 opt Au over 5.2 feet containing 0.537 opt over 3.7 feet in RBU-20.

Remarkable are the multiple hits in several holes across the Washington vein area (e.g., RBU-17, 20 and 21), representing additional vein systems parallel to the Washington vein, and increasing the total mineable reserve potential. While these zones are narrow, the multiple veins invite additional drilling.

Peter M. Kuhn, President of Bullion River Gold Corp. remarks: “The continuous presence of additional veins parallel to the Washington vein is very encouraging and elevates the originally anticipated gold potential substantially. Our efforts will focus on delineating reserves as well as exploring and increasing the overall high-grade gold potential of this soon to be producing mine. Our next step will include the excavation of a decline which will serve at first as means to establish new drill stations for the next lift below the presently drilled reserve area and later as the main production access.”

As reported previously, most holes have encountered visible gold in quartz veins and vein stockworks, with high-grade mineralization across mineable widths. Holes 1 through 16 crossed the Lucky-7 vein in the Washington mine, with holes 17 through 21 crossing the Washington vein about 400 feet from the Lucky-7. The program continues to be successful in that high-grade (+ 0.2 opt Au) mineralization has been encountered to the deepest levels drilled: 275 feet below the previously-mined areas of the Lucky-7 vein and 175 feet below mined levels on the Washington vein. In both areas, drilling is designed on closely-spaced grids sufficient to allow for preliminary reserve estimations. The program is approximately 50% complete.

High-grade zones below previously mined levels along the Washington vein have generally been narrower than those of the Lucky-7 and do not equate to the overlying mined portions of the Washington vein. However, analysis of the results indicates that most holes in the planned Washington drill grid occur outside of the area where wider intervals of gold-bearing veins are being encountered, including intervals for which assays are pending. Therefore, the Washington vein program is undergoing a redesign, with geologic modeling aimed at refinement of the drilling plan. Drilling is scheduled to return to complete the drilling grid along the Lucky-7 vein prior to completing the additional holes on the Washington vein. Further, 3-dimensional modeling indicates that in at least two cases, holes RBU-8 and 19, weakly mineralized holes have stopped short of the projection of the veins, and therefore, these holes were not adequate tests. True widths of mineralization reported in Table 1 are estimated to be approximately 42% of the drill hole lengths for holes 1 through 16 and range from 40% to 90% for holes 17 through 21.

News - 1 - Release

Dr. Jacob Margolis, VP Exploration states: “We had indications of multiple veins in the Washington mine, but we are certainly confirming this now. The 1.6 opt gold hit in hole 21 is along what was called the Number-2 vein, but no production took place on it. Fifty feet from this intersection, an old crosscut encountered the vein, and we have several +1 opt samples with visible gold reported from that spot. The geometries and grades along these veins need to be evaluated, but we are certainly anticipating additional strong results in the Washington vein area.”

About Bullion River Gold Corp.:
Bullion River Gold Corp. is an American based mineral exploration company focusing on gold-silver deposits predominantly in the western United States. The company presently has seven properties, five of which are in Nevada. Three of these properties are considered advanced projects and two are considered grassroots projects. The two remaining properties are in California. Both of these properties are past producers.

For more information, contact Leann Pinguelo at (775) 324-4881 or at leann@bullionriver.com or visit the Company's website at www.bullionriver.com or the U.S. Securities & Exchange Commission's website at www.sec.gov/ to review Bullion River's latest filings.

This release contains certain statements that are "forward-looking" statements (as the term is defined in the Private Securities Litigation Reform Act of 1995). Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future expectations and trends. As such, they are subject to numerous risks and uncertainties, such as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations, and other factors over which Bullion River Gold Corp. has little or no control. Actual results and performance may be significantly different from expectations or trends expressed or implied by such forward-looking statements. Bullion River Gold Corp. expressly disclaims any obligation to update the statements contained in this release.

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News - 2 - Release

Table 1 (First Part)
Assay Results

Hole	From	to	Length	opt Au	Cutoff (opt)	Visible Gold
RBU-1	382.1	389.0	6.9	1.901	0.2	X
RBU-2	359.5	391.0	31.5	0.215	0.01	X
including	364.0	365.5	1.5	1.260	0.2	X
and including	376.5	386.0	9.5	0.350	0.2	X
RBU-3	459.3	462.0	2.7	0.016	0.01
	493.5	517.5	24.0	0.269	0.01	X
including	497.0	506.5	9.5	0.636	0.1
with	497.0	499.2	2.2	2.179	0.5	X
	572.5	580.2	7.7	0.017	0.01
	201.5	202.5	1.0	0.017	0.01
RBU-4	392.5	433.0	40.5	0.140	0.01	X
including	411.5	414.0	2.5	0.877	0.2	X
and including	420.5	428.2	7.7	0.248	0.1	X
RBU-5	458.9	463.4	4.5	0.012	0.01
RBU-6	no values > 0.01 opt Au
RBU-7	431.2	441.2	10.0	0.018	0.01
	447.4	466.0	18.6	0.155	0.01	X
including	452.0	455.0	3.0	0.827	0.20
	470.1	477.0	6.9	0.020	0.01
RBU-8	no values > 0.01 opt Au
RBU-9	204.8	216.0	11.2	0.102	0.01
including	208.5	212.3	3.8	0.248	0.2	X
	453.0	465.0	12.0	0.028	0.01
	473.0	478.0	5.0	0.013	0.01
	481.0	483.5	2.5	0.021	0.01
	488.7	493.0	4.3	0.086	0.01
RBU-10	257.0	261.0	4.0	0.020	0.01
	337.5	345.5	8.0	0.072	0.01
RBU-11	315.0	331.0	16.0	0.069	0.01
	319.0	321.8	2.8	0.215	0.1
RBU-12	218.0	223.0	5.0	0.019	0.01
	449.6	454.5	4.9	0.039	0.01
RBU-13	371.9	388.9	17.0	0.356	0.01
including	380.7	381.4	0.7	7.060	0.2	X
RBU-14	343.0	373.0	30.0	0.839	0.01	X
including	348.0	361.0	13.0	1.886	0.2	X
with	350.6	353.8	3.2	5.221	0.5	X

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Table 1 (Last part)
Assay Results
Hole	From	to	Length	opt Au	Cutoff (opt)	Visible Gold
RBU-15	373.0	377.3	4.3	0.017	0.01
	406.8	411.0	4.2	0.011	0.01
	417.0	424.0	7.0	0.031	0.01
	437.5	447.5	10.0	0.243	0.01
including	442.5	447.5	5.0	0.474	0.2	X
	454.5	462.5	8.0	0.054	0.01
	502.5	505.5	3.0	0.279	0.01
including	502.5	504.3	1.8	0.437	0.2
RBU-16	530.0	558.0	28.0	0.032	0.01
including	531.7	534.2	2.5	0.203	0.2
RBU-17	217.0	224.3	7.3	0.024	0.01
	240.0	245.0	5.0	0.014	0.01
	248.0	258.0	10.0	0.024	0.01
	263.0	267.0	4.0	0.017	0.01
	313.4	318.0	4.6	0.065	0.01
including	317.0	318.0	1.0	0.181	0.1	X
RBU-18	418.5	424.0	5.5	0.077	0.01
including	418.5	420.1	1.6	0.233	0.2
	426.0	430.5	4.5	0.178	0.1	X
	452.4	454.7	2.3	0.805	0.2
	459.5	461.6	2.1	0.014	0.01
RBU-19	207.5	209.5	2.0	0.052	0.01
	493.0	495.6	2.6	0.033	0.01
RBU-20	215.4	223.5	8.1	0.050	0.01
including	222.5	223.5	1.0	0.174	0.1
	237.0	242.5	5.5	0.048	0.01	X
	256.3	261.5	5.2	0.385	0.01
including	257.8	261.5	3.7	0.537	0.2
	266.0	272.0	6.0	0.024	0.01
	277.0	278.0	1.0	0.028	0.01
	325.8	329.8	4.0	0.024	0.01
	339.3	350.0	10.7	0.074	0.01
including	344.0	347.0	3.0	0.135	0.1
RBU-21	111.8	126.2	14.4	0.184	0.01
including	120.2	121.6	1.4	1.611	0.5	X
	200.8	212.0	11.2	0.015	0.01
	277.5	279.2	1.7	0.054	0.01
	282.5	286.5	4.0	0.047	0.01
	315.0	319.0	4.0	0.025	0.01

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